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                                                                EXHIBIT - 10.7.1



                         FIRST AMENDMENT TO OFFICE LEASE

         This First Amendment to Office Lease ("First Amendment") is entered into as of June 26, 2002, by and between LEXINGTON-BROADWAY PLACE, L.L.C., a Delaware Limited liability company ("Landlord"), and MOSSIMO, INC. a Delaware corporation ("Tenant").


                                    RECITALS:

         A. Landlord and Tenant entered into that certain Office Lease, dated as of June 29, 2000 (the "Lease"), whereby Landlord leased to Tenant, and Tenant leased from Landlord that certain Premises consisting of 3,080 rentable square feet located at 2016 Broadway Boulevard, Santa Monica, California (the "Original Premises") as designated on the Exhibit "A-X" attached hereto.

         B. Tenant and Landlord desire to further amend the Lease to add an additional space (2018 Broadway) on the terms and conditions set forth in this First Amendment.


                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the foregoing recitals and the conditions and the covenants hereinafter contained, and for other consideration hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows.

         1. Effective December 1, 2002, Tenant shall annex approximately 2,914 rentable square feet, commonly known as 2018 Broadway ("New Premises") as designated on the Exhibit "A-X" attached hereto. As of December 1, 2002, the Exhibit "A", as part of the Lease dated June 29, 2000, outlining the Premises (Exhibit "A") ("Original Premises") is hereby deleted and Exhibit "A-X" attached hereto is substituted in its place and stead. The Original Premises and the New Premises are indicated on the attached Exhibit "A-X" and are collectively referred to as the Premises containing 2016 & 2018 Broadway.

         2. As of December 1, 2002, Tenant's Share of Direct Expenses for the New Premises (2018 Broadway) shall be 4.30%. Tenant shall be billed additional rent pursuant to Section 4 of the Lease based on this Tenant Share. The Tenant's Share of Direct Expenses for the Original Premises (2016 Broadway) is 4.54% as is outlined in the Lease.

         3. The Lease is hereby amended such that the term of the Lease (for the Original Premises) is hereby extended, from and after July 31, 2003 and shall expire upon July 31, 2005. Per this paragraph 3, the term of the New Premises shall expire upon July 31, 2005.

         4. The Minimum Rent payable, on the Original Premises (2016 Broadway), shall be amended to be as follows:

         -----------------------------------------------------------------------
         Period                               Rent                Rate
         ------                               ----                ----
         August 1, 2002 - July 31, 2003     $8,932.00             $2.90
         August 1, 2003 - July 31, 2004     $9,199.96
         August 1, 2004 - July 31, 2005     $9,475.96
         -----------------------------------------------------------------------

         5. The Minimum Rent payable, on the New Premises (2018 Broadway), shall be as follows:

         -----------------------------------------------------------------------
         Period
         ------
         December 1, 2002 - July 31, 2003   $8,596.30             $2.95
         August 1, 2003 - July 31, 2004     $8,854.19
         August 1, 2004 - July 31, 2005     $9,119.82
         -----------------------------------------------------------------------


         6. TENANT IMPROVEMENTS. Tenant shall and does accept the Original Premises (2016 Broadway) in its strictly AS-IS condition. Tenant shall accept the New Premises (2018



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Broadway) in its strictly AS-IS condition. Landlord shall provide a Tenant
Improvement allowance in the amount of ten dollars ($10.00) per square foot ($29,140.00), for the New Premises (2018 Broadway), to be applied toward the costs relating to the design and construction of the leasehold improvements which are permanently affixed to the Premises (the "Tenant Improvements"). The Landlord shall not be obligated to make any disbursements in excess of the Tenant Improvement Allowance defined herein. The Landlord shall not make any disbursements towards the Tenant Improvements prior to December 1, 2002 (the commencement date of the New Premises - 2018 Broadway). Prior to any disbursement by Landlord, Tenant shall make a written request for disbursement of the Tenant Improvement Allowance, as well as supplying the Landlord with all invoices related to the Tenant Improvements along with any applicable executed lien releases from all of the contractor(s) and sub-contractor(s) and any other information and documentation reasonably requested by Landlord. Tenant shall hire its own contractor(s) to perform the improvements needed within the New Premises (2018 Broadway). All improvements shall be done according to the City of Santa Monica building codes.

         7. SECURITY DEPOSIT. Landlord currently has on deposit a Security Deposit for 2016 Broadway in the amount of thirty six thousand five hundred ninety six dollars and eighty cents ($36,596.80). This shall be the total amount held as a Security Deposit dollars for 2016 & 2018 Broadway.

         8. PARKING. Effective December 1, 2002, Tenant shall have the right to use six (6) reserved and/or tandem/reserved parking spaces ("Parking Spaces") for the New Premises (2018 Broadway) as set forth on the attached Exhibit "A-X". The Parking Spaces will be governed by all rules and regulations per Article 28 of the Lease. In addition to the Parking Spaces outlined herein, the Tenant shall have the right to use two (2) additional Parking Spaces ("Additional Parking Spaces"), free of charge, in a location designated by the Landlord for a one (1) year period from December 1, 2002 through November 30, 2003. Beginning December 1, 2003, Tenant shall continue to have the right to use two (2) Additional Parking Spaces at the then current parking rates charged by the Landlord.

         9. BROKERS. Landlord and Tenant acknowledge that Lee & Associates and Beitler Commercial Realty Services are the real estate brokers or agents in connection with the negotiations of this First Amendment.

         10. CONFLICT. In the event of any conflict between the terms of the Lease and the terms of this First Amendment, the terms of this First Amendment shall prevail.

         11. NO FURTHER MODIFICATION. Except as specifically set forth in this First Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the day and year first above written.


"LANDLORD"                                       "TENANT"
LEXINGTON-BROADWAY                               MOSSIMO, INC.
PLACE, L.L.C.,                                   a Delaware corporation
a Delaware limited liability company

By: Lexington Commercial Holdings, Inc.,         By: /s/ Mossimo Giannulli
    a California corporation,                        --------------------------
    its Manager                                  Its: C.E.O.

       By: /s/ Alisa J. Freundlich               By:
           ---------------------------               ---------------------------
           Alisa J. Freundlich,                  Its:
           Chief Operating Officer